Exhibit 23.4

100020
40th Floor, Office Tower A, Beijing Fortune Plaza, 7 Dongsanhuan Zhonglu Chaoyang District, Beijing 100020, China Tel: (8610) 58785588 Fax: (8610) 58785566 www.kingandwood.com

March 17, 2008

Jilun He

Chuanban Dayu Building

No. 312 Long Zhua Shu, Xiao Hong Men

Chaoyang District

Beijing 100078

People’s Republic of China

Dear Mr. He,

Re: China Time Share Media Co., Ltd

We, King & Wood PRC lawyers, hereby consent to the use of our name and the summarization of our opinion in the prospectus included in the registration statement on Form F-1, to be filed by China Time Share Media Co., Ltd with the Securities and Exchange Commission under the Securities Act of 1933.

Yours faithfully,

King and Wood PRC Lawyers